Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2007 relating to the financial statements and financial statement schedules, which appears in Validus Holdings, Ltd.'s Amendment No. 6 to Form S-1 (File No.
333-139989).

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Hamilton, Bermuda
October 30, 2007